Exhibit 99.2


                          AMENDMENT ONE TO AGREEMENT


          This Amendment One to Agreement, dated and effective as of September 1, 2002, is entered into by and among ATA Holdings Corp., an Indiana corporation ("ATA"), Betaco Ltd., a Grand-Cayman-exempted company ("Owner #1"), and Betaco, Inc., a Delaware corporation ("Owner #2), (Owner #1 and Owner #2 collectively known as "Owners").

                                   Recitals

          A. The parties entered into an Agreement dated and effective as of May 1, 2002 (the "Agreement").

          B. The parties desire to amend the Agreement as set forth below.

                                   Agreement

          NOW, THEREFORE, the parties agree as follows:

          1. The following shall be added to the Agreement as the fourth paragraph to Section 1 of the Agreement:

          If, in any fiscal year ending on April 30, the salaries of the Crew paid by ATA, on an aggregate basis, exceed 75% of the fair market value of ATA's use of the Vessels, Owners shall reimburse ATA for that portion of the Crew salaries paid by ATA which exceeds the 75% threshold. The fair market value of the usage of the Vessels by ATA shall be determined by the Internal Audit Department of ATA Holdings Corp. and reviewed by Ernst & Young.

          2. The remainder of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Amendment One as of the date first written above.

                                 ATA HOLDINGS CORP.


                                 By
                                    -------------------------------------
                                    Kenneth K. Wolff
                                    Executive Vice President and
                                    Chief Financial Officer

                                                          BETACO LTD.


                                 By
                                    -------------------------------------
                                    J. George Mikelsons
                                    President

                                 BETACO, INC.


                                 By
                                    -------------------------------------
                                    J. George Mikelsons
                                    President